Exhibit 99.1

Press
Release

Contact:	Mark E. Patten, Sr. Vice President and CFO
mpatten@alpinereit.com
Phone:	(386) 944-5643
Facsimile:	(386) 274-1223

THE QUARTER ENDED MARCH 31, 2020
FOR IMMEDIATE RELEASE	ALPINE INCOME PROPERTY TRUST, INC. REPORTS OPERATING RESULTS FOR THE QUARTER ENDED MARCH 31, 2020

DAYTONA BEACH, Fla. – April 27,  2020 –  Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company”) today announced its operating results and earnings for the quarter ended March 31, 2020.

Operating Results Highlights

For the Quarter Ended March 31, 2020
Total Revenues	$4,171,311
Net Income Attributable to Alpine Income Property Trust, Inc.	$12,669
Net Income Attributable to Alpine Income Property Trust, Inc. per diluted share	$—
FFO	$2,037,962
FFO per diluted share	$0.22
AFFO	$1,807,545
AFFO per diluted share	$0.20
Dividend per share	$0.20

Selected Highlights

•	Covid-19 Update

As a result of the mandated closures of many businesses in the U.S. in response to the COVID-19 pandemic, the Company has been working with certain of its tenants, representing approximately 38% of annualized base rent, who are seeking rent relief. The Company has provided greater detail on COVID-19 disclosures later in this press release.

•	Summary of Acquisitions

The Company acquired nine single-tenant income properties for a total investment of approximately $47.0 million, reflecting a going-in weighted average investment cap rate of approximately 7.1%. The properties had a weighted average remaining lease term of approximately 11.5 years.

•	Share Repurchase Program

From January 1, 2020 through April 24, 2020: Repurchased approximately 352,000 shares for approximately $3.8 million with an average purchase price of $10.77 per share, under the new $5 million buyback program approved March 2020.

•	Q1 2020 Dividend

Paid First Quarter 2020 Dividend of $0.20 per share on March 31, 2020 to stockholders of record as of March 20, 2020.

CEO Comments

Mr. John P. Albright, President and Chief Executive Officer of the Company, stated, “We started 2020 with a robust acquisition pace acquiring nine assets for $47mm at a weighted average cap rate of approximately 7.1% and a weighted average lease term of 11.5 years. However, as COVID-19 became a pandemic we adjusted our posture by cancelling all acquisition contracts and taking precautionary measures such as drawing  $20 million on our credit facility to give us a stronger cash position.”  Mr. Albright further stated, “We’re hopeful that the disruptions to the economy and the dislocation in the equity markets will soon subside, whereby we believe we’ll be well positioned to opportunistically reengage on our acquisition efforts.” And lastly, Mr. Albright noted that, “The Board initiated a $5 million stock buyback program to take advantage of the market dislocation created by the COVID-19 Pandemic.”

Income Property Portfolio

•	First Quarter Acquisitions:
o	A property leased to Conn’s HomePlus in the Dallas/Fort Worth Texas Metroplex, with 11.6 years remaining on the initial lease term for $6.1 million.
o

Two corporate operated 7-Eleven convenience stores in the Austin, Texas market under new 15-year triple-net leases, including rent escalations during the initial lease term for combined purchase price of approximately $10.1 million.

o	A property leased to Lehigh Gas Wholesale Services, Inc. in Highland Heights, Kentucky, with 10.8 years remaining on the initial lease term, with annual rent escalations, for $4.25 million.
o	A property leased to American Multi-Cinema, Inc. in Tyngsborough, Massachusetts, with 10.1 years remaining on the initial lease term, for approximately $7.1 million.
o

A  property leased to Hobby Lobby in Tulsa, Oklahoma, with 10.8 years remaining on the initial lease term, for approximately $12.8 million. The acquisition also included a Long John Silver’s on a month-to-month lease that is an outparcel to the Hobby Lobby property.

o

A  property leased to Old Time Pottery in a suburb of Jacksonville, Florida, with 10.4 years remaining on the initial lease term, for approximately $6.6 million. The acquisition also included a ground lease of an out-parcel to a franchisee-operated Freddy’s Frozen Custard, with 6.8 years remaining on the initial lease term.

The weighted-average investment cap rate on these investments equaled approximately 7.1%, slightly above the mid-point of the Company’s guidance.

The Company’s income property portfolio consisted of the following as of April 24, 2020:

Total Number of Properties	29
Total Square Feet	≈1,100,000
Weighted Average Remaining Lease Term	8.4 Years
Total States where Properties Located	13
% of Annualized Base Rent – Retail Tenants	≈66%
% of Annualized Base Rent – Office Tenants	≈34%
% of Portfolio w/Rent Escalations	≈54%
% of Portfolio w/Credit Rated Tenants (1)	≈82%
(1)	Tenant, or tenant parent, credit rated.

Status of April 2020 Rent as a result of COVID-19 Impact

As of April 24, 2020, the Company has received April rent payments from tenants representing approximately 62% of annualized base rent. Approximately 78% of the tenant operations in the Company’s properties, based on ABR, are either open or open with modified hours of operation. Of the tenants that have not paid rent for April 2020, approximately 34%, or 13% of total April rent, have reached an agreement on either a deferral arrangement or other accommodation. In all instances, the Company is not relinquishing any of its contractual rights under its lease agreements. Additional detail regarding the April rent payments can be found in the table on page 10.

Debt

In April of 2020, the Company executed a five-year interest rate swap agreement whereby, effective as of April 30, 2020, LIBOR was fixed at 0.48% for approximately $50 million of the outstanding balance on the Company’s revolving credit facility.

The following table provides a summary of the Company’s long-term debt as of March 31, 2020:

Component of Long-Term Debt	Principal	Interest Rate (1)	Maturity Date
Revolving Credit Facility (w/swap)	$50.0 million	1.35% - 1.95% + 0.48bps	November 2023
Revolving Credit Facility	7.0 million	1.35% - 1.95% + LIBOR	November 2023
Total Debt/Weighted-Average Rate	$57.0 million	2.27%
(1)	Rates reflect the rate swap executed in April 2020

Share Buyback Program

In March 2020, the Board of Directors approved a $5 million share buyback program. As of April 24, 2020, the Company has repurchased approximately 352,000 shares of our common stock for approximately $3.8 million, representing an average purchase price of $10.77 per share.  The management fee paid to the Company’s external advisor, a wholly-owned subsidiary of Consolidated-Tomoka Land Co. (NYSE American: CTO), is reduced by the dollar amount of share repurchases, on a weighted average basis, completed by the Company.

Operating Results

The table below provides our net income from operations, net income and net income per share for the three months ended March 31, 2020:

Three Months Ended March 31, 2020
Total Revenues	$4,171,311
Net Income	$14,632
Net Income Attributable to PINE	$12,669
Net Income Per Share (diluted) Attributable to PINE	$—

The operating results in the First Quarter ended March 31, 2020 were impacted by the following:

•	Higher than expected direct costs of revenues of approximately $83,000 which were the result of expensing costs associated with our due diligence on approximately $75 million of potential income property acquisitions which were terminated at the outset of the COVID-19 Pandemic (hereinafter defined).
•

General and administrative expenses were impacted by the recognition of approximately $288,000 of costs associated with audit services related to the 2019 annual audit. The fees associated with our annual audit are recognized as the services are incurred, which typically occurs ratably throughout the year.  Excluding this item, we  believe our full year 2020 general and administrative expenses will be in line with consensus expectations.

•	Approximately $19,000 of interest expense for the $20 million we drew on the credit facility in connection with the onset of the COVID-19 Pandemic.

COVID-19 Update

In March 2020, the agency of the United Nations responsible for international public health declared the outbreak of the novel coronavirus as a pandemic (the “COVID-19 Pandemic”), which has spread throughout the United States. The spread of the COVID-19 Pandemic has caused significant volatility in the U.S. and international markets and, in many industries, business activity has virtually shut down entirely. There is significant uncertainty around the duration and severity of business disruptions related to the COVID-19 Pandemic, as well as its impact on the U.S. economy and international economies and, as such, the Company is not yet able to determine the full impact on its operations and therefore the potential that such impact will be material.

An assessment of the current or identifiable potential financial and operational impacts on the Company as a result of the COVID-19 Pandemic are as follows:

•

Of the 29 income properties in the Company’s portfolio, 24 properties have remained open since the onset of the COVID-19 Pandemic, with 11 of those properties operating on a limited basis. The 24 properties represent approximately 78% of our annualized base rent.

•

The Company was contacted by certain of its tenants who are seeking rent relief through possible deferrals or other potential modifications of lease terms, beginning with the April 2020 rent. The rent payable for April 2020 from the Company’s tenants seeking rent relief represents approximately 38% of the Company’s annualized base rent.

•

The Company believes certain of the programs available under the Coronavirus Aid, Relief, and Economic Security Act (or the “CARES Act”) may provide tenants with the ability to obtain proceeds from loans provided by the federal government which could provide liquidity that would allow the tenant to pay its near-term rent. However, no assurances can be given that the tenants will seek to access or will receive funds from these programs or will be able to use the proceeds to pay their rent in the near-term or otherwise.

•

When the pandemic was declared, given the uncertainties created by the COVID-19 Pandemic and the impact on the capital markets, the U.S. economy, and PINE’s tenants, the Company temporarily suspended its activities directed at identifying additional acquisition opportunities. In connection with that decision, the Company believed it prudent and necessary to withdraw its previously provided guidance for the full year of 2020, including its targeted level of acquisitions totaling up to $120 million. The Company has not provided any updated guidance. The Company notes, however, that depending upon the duration and severity of the COVID-19 Pandemic, the Company could ultimately reach the targeted level of acquisitions in 2020, although no assurances can be made regarding the likelihood or timing of attaining that level of acquisitions, and should such targets be reached, the timing of such would have an applicable impact on full year results of operations, and the related performance measurements of FFO and AFFO.

•	Given uncertainty surrounding the depth, duration, and geographic impact of the COVID-19 Pandemic, as a precautionary measure intended to support the Company’s liquidity, the Company, in March 2020,

drew $20 million of available capacity on its $100 million credit facility. As a result, the Company, as of March 31, 2020, has approximately $22 million in cash on hand with approximately $57 million outstanding on the credit facility.

•

The total borrowing capacity on the credit facility, based on the assets currently in the borrowing base, is approximately $87 million, and as such the Company has the ability to draw an additional $30 million on the credit facility. Subsequent to March 31, 2020, as a result of adding the first quarter 2020 acquisitions to the borrowing base, we anticipate the borrowing base will increase the borrowing capacity to the $100 million commitment on the facility.  Pursuant to the terms of the credit facility, any property in the borrowing base with a tenant that is more than 60 days past due on its contractual rent obligations would be automatically removed from the borrowing base and the Company’s borrowing capacity would be reduced. The Company believes that where the Company and its tenants have agreed to lease modifications pertaining to rent, such as the deferral of current rent to be paid later in 2020, under the terms of the credit facility, such tenant would not be past due on its rental obligation if it adheres to such modification, and thus any of the Company’s applicable properties would not be required to be removed from the borrowing base.

•

The Company expects to supplement the risk factors disclosed in its Annual Report on Form 10-K for the year ended December 31, 2019 in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 to address the COVID-19 Pandemic.

•

A result of the outbreak of the COVID-19 Pandemic, the federal government and the State of Florida issued orders encouraging everyone to remain at their residence and not go into work. In response to these orders and in the best interest of our Manager’s employees and our directors, our Manager implemented significant preventative measures to ensure the health and safety of its employees and our Board of Directors (the “Board”), including: i) conducting all meetings of our Board and Committees of the Board telephonically or via a visual conferencing service, permitting its employees to work from home at their election, enforcement of appropriate social distancing practices in our Manager’s office, encouraging its employees to wash their hands often and providing hand sanitizer throughout their office, requiring its employees who do not feel well, in any capacity, to stay at home, and requiring all third-party delivery services (e.g. mail, food delivery, etc.) to complete their service outside the front door of its offices.

1st Quarter Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended March 31, 2020 tomorrow, Tuesday,  April 28,  2020, at 9:00 a.m. eastern time. Stockholders and interested parties may access the earnings call via teleconference or webcast:

Teleconference: USA (Toll Free)	1-888-317-6003
International:	1-412-317-6061
Canada (Toll Free):	1-855-669-9657

Please dial in at least fifteen minutes prior to the scheduled start time and use the code 2289680 when prompted.

A webcast of the call can be accessed at: https://services.choruscall.com/links/pine200421.html

To access the webcast, log on to the web address noted above or go to http://www.alpinereit.com and log in at the investor relations section.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. is a publicly traded real estate investment trust that acquires, owns and operates a portfolio of high-quality single-tenant net leased commercial income properties.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

SAFE HARBOR

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters, the impact of the COVID-19 pandemic on the Company’s business and the business of its tenants and the impact on the U.S. economy and market conditions generally and, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and other factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with GAAP. We also disclose Funds From Operations (“FFO”) and Adjusted Funds From Operations (”AFFO”) both of which are non-GAAP financial measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, amortization of capitalized lease incentives and above- and below-market lease related intangibles, and non-cash compensation. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. FFO and AFFO may not be comparable to similarly titled measures employed by other companies.

ALPINE INCOME PROPERTY TRUST, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

Three Months Ended March 31, 2020
Revenues:
Lease Income	$4,171,311
Total Revenues	4,171,311
Operating Expenses:
Real Estate Expenses	600,388
General and Administrative Expenses	1,283,790
Depreciation and Amortization	2,023,330
Total Operating Expenses	3,907,508
Net Income from Operations	263,803
Interest Expense	249,171
Net Income	14,632
Less: Net Income Attributable to Noncontrolling Interest	(1,963)
Net Income Attributable to Alpine Income Property Trust, Inc.	$12,669

Per Common Share Data:
Net Income
Basic	$—
Diluted	$—
Weighted Average Number of Common Shares:
Basic	7,896,757
Diluted (1)	9,120,611

Dividends Declared and Paid	$0.20

(1)	Incudes 1,223,854 shares underlying OP units issued to Consolidated-Tomoka Land Co. in connection with our formation transactions.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

Three Months Ended March 31, 2020
Net Income	$14,632
Depreciation and Amortization	2,023,330
Funds from Operations	2,037,962
Adjustments:
Straight-Line Rent Adjustment	(322,920)
Non-Cash Compensation	66,823
Amortization of Deferred Loan Costs to Interest Expense	44,404
Amortization of Intangible Assets and Liabilities to Lease Income	(18,724)
Adjusted Funds from Operations	$1,807,545

ALPINE INCOME PROPERTY TRUST, INC.

CONSOLIDATED BALANCE SHEETS

	As of
	(Unaudited) March 31, 2020	December 31, 2019
ASSETS
Real Estate:
Land, at cost	$66,325,972	$54,386,511
Building and Improvements, at cost	103,708,481	74,070,181
Total Real Estate, at cost	170,034,453	128,456,692
Less, Accumulated Depreciation	(1,679,046)	(416,235)
Real Estate—Net	168,355,407	128,040,457
Cash and Cash Equivalents	22,358,521	12,341,978
Intangible Lease Assets—Net	28,410,110	22,357,633
Straight-Line Rent Adjustment	390,936	68,016
Deferred Expenses	—	577,272
Other Assets	1,097,774	787,317
Total Assets	$220,612,748	$164,172,673
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$2,148,845	$1,471,722
Prepaid Rent and Deferred Revenue	754,097	87,481
Intangible Lease Liabilities—Net	2,901,065	1,908,193
Long-Term Debt	56,467,132	—
Total Liabilities	62,271,139	3,467,396
Commitments and Contingencies
Equity:
Alpine Income Property Trust Inc. Stockholders' Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, no shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	—	—
Common Stock, $0.01 par value per share, 500 million shares authorized, 7,904,006 shares issued and outstanding as of March 31, 2020 and 7,902,737 shares issued and outstanding December 31, 2019	79,040	79,027
Additional Paid-in Capital	137,392,197	137,947,575
Accumulated Deficit	(2,307,774)	(497,508)
Stockholders' Equity	135,163,463	137,529,094
Noncontrolling Interest	23,178,146	23,176,183
Total Equity	158,341,609	160,705,277
Total Liabilities and Equity	$220,612,748	$164,172,673

ALPINE INCOME PROPERTY TRUST, INC.

INCOME PROPERTY PORTFOLIO

As of April 24, 2020

SUMMARY OF IMPACT OF COVID-19 ON APRIL 2020 RENTS

Industry	Annualized Base Rent	% of Annualized Base Rent	April Rent Received as % of ABR
Financial Services (Office)	$ 3,135	19%	19%
Hospitality (Office)	2,510	15%	15%
Leisure Retailer	2,345	14%	8%
Entertainment	1,841	11%	0%
Home Goods	1,162	7%	0%
Pharmacy	985	6%	6%
Convenience Store	992	6%	6%
Fitness	958	6%	0%
Consumer Electronics	789	5%	2%
Casual Dine	714	4%	1%
Home Improvement	726	4%	2%
Discount	160	1%	1%
Quick Service Restaurant	123	1%	1%
Car Wash	189	1%	1%
Total	$ 16,629	100%	62%

The following summary provides additional information regarding the impact of the COVID-19 Pandemic including: (i) the Company’s tenant operations; and (ii) the Company’s April 2020 rents.

•	Approximately 78% of the Company’s total properties, based on ABR, are occupied by tenants whose operations were either open or open with modified hours of operation.
•

Of the tenants that have not paid rent for April 2020, approximately 34%, or 13% of total April rent, have reached an agreement on either a deferral arrangement or other accommodation. The Company is in active negotiations with the remaining tenants, representing approximately 25% of the total unpaid April 2020 rent.

•	The Company believes that many of the requests for rent relief are from tenants that have the ability to pay their rent but are utilizing the impact of the COVID-19 Pandemic opportunistically.
•	In all instances, the Company is not relinquishing any of its contractual rights under its lease agreements. Additional detail regarding the April rent payments can be found in the table above.

TOP 10 TENANTS

Tenant	Credit Rating	% of Annualized Base Rent
Wells Fargo	A+	19%
Hilton Grand Vacations	BB+	15%
Hobby Lobby	NR	8%
Walgreens	BBB	6%
LA Fitness (1)	CCC+	6%
Container Store	B-	4%
At Home (1)	CCC+	4%
7-Eleven (2)	AA-	4%
Century Theater (1)	BB-	4%
Live Nation Entertainment, Inc. (1)	BB-	4%
Total		74%

(1)

As a result of temporary closures related to the COVID-19 Pandemic, these tenants have not paid April 2020 rent and are seeking rent relief through possible deferrals or other potential modifications to lease terms.

(2)	Cash rent has not yet commenced on the 7-Eleven tenant leases, although control of the properties had transferred at acquisition during tenant improvement periods.

STATES

State		% of Annualized Base Rent
Florida		26%
Oregon		19%
North Carolina		9%
Georgia		9%
Massachusetts		7%
Texas		7%
Oklahoma		5%
Arizona		4%
Nevada		4%
Wisconsin		4%
Alabama		2%
Kentucky		2%
Virginia		2%
Total	13 States	100%

INDUSTRIES

Industry		% of Annualized Base Rent
Financial Services (Office)		19%
Hospitality (Office)		15%
Leisure Retailer		14%
Entertainment		11%
Home Goods		7%
Pharmacy		6%
Convenience Store		6%
Fitness		6%
Consumer Electronics		5%
Casual Dine		4%
Home Improvement		4%
Discount		1%
Quick Service Restaurant		1%
Car Wash		1%
Total	14 Industries	100%